UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2010 (October 8, 2010)

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to as the “Registrant,” “we,” “our,” or “us”) hereby amends our Current Report on Form 8-K filed on October 15, 2010 as amended by our Current Report on Form 8-K/A filed on October 26, 2010 to provide the required financial statements relating to our acquisition of a portfolio of eight medical office buildings located in South Florida and fee simple title to certain excess land related to the buildings and entry into ground leases with the seller for each of the medical office buildings (the “Original Florida MOB Portfolio”), and the acquisition of a ninth medical office building, also located in South Florida, (the “Gardens Medical Pavilion”) as described in such Current Reports. Collectively, the Original Florida MOB Portfolio and Gardens Medical Pavilion are referred to as the “Florida MOB Portfolio.”

After reasonable inquiry, we are not aware of any material factors relating to the Original Florida MOB Portfolio or Gardens Medical Pavilion that would cause the reported revenues and certain operating expenses not to be necessarily indicative of future operating results.

Item 9.01                       Financial Statements and Exhibits.

		Page
(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report on the Original Florida MOB Portfolio	3

	Original Florida MOB Portfolio Combined Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009	4

	Notes to the Original Florida MOB Portfolio Combined Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009	5

	Independent Auditors’ Report on Gardens Medical Pavilion	7

	Gardens Medical Pavilion Statement of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009	8

	Notes to Gardens Medical Pavilion Statements of Revenues and Certain Operating Expenses for the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009	9

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Consolidated Financial Information	11

	Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010	13

	Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010	14

	Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009	15

	Notes to Unaudited Pro Forma Consolidated Financial Statements	16

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying combined statement of revenues and certain operating expenses (the “Historical Summary”) of the Original Florida MOB Portfolio, a portfolio consisting of eight medical office buildings located in South Florida for the year ended December 31, 2009. This Historical Summary is the responsibility of the Original Florida MOB Portfolio’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Original Florida MOB Portfolio’s internal control over financial reporting as it relates to the Historical Summary.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Original Florida MOB Portfolio’s combined revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the combined revenues and certain operating expenses described in Note 1 to the Historical Summary of the Original Florida MOB Portfolio for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 22, 2010

Original Florida MOB Portfolio

Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

(in thousands)

	Nine Months Ended September 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues
Rental revenue	$6,496	$8,329
Tenant reimbursement and other income	1,244	1,654
Total revenues	7,740	9,983

Certain Operating Expenses
Property operating expenses	4,062	5,606
Property taxes	1,125	1,492
Management fees	133	197
General and administrative expenses	94	352
Total certain operating expenses	5,414	7,647

Revenues in excess of certain operating expenses	$2,326	$2,336

See accompanying Notes to the Combined Statements of Revenues and Certain Operating Expenses.

Original Florida MOB Portfolio

Notes to the Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

1.  ORGANIZATION AND BASIS OF PRESENTATION

On October 8, 2010, Behringer Harvard Opportunity REIT II, Inc. through BH-AW Florida MOB Venture, LLC, acquired a portfolio of eight medical office buildings, the rights to the ground lease related to the portfolio of buildings, and fee simple title to certain excess land related to the portfolio buildings, all located in South Florida (the “Original Florida MOB Portfolio”).  The Original Florida MOB Portfolio contains an aggregate of more than 618,000 square feet (unaudited) and the excess land totals approximately 7.8 acres (unaudited). The contract purchase price for the Original Florida MOB Portfolio was $47.1 million, excluding closing costs.

The combined statements of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Original Florida MOB Portfolio, exclusive of items which may not be comparable to the proposed future operations of the Original Florida MOB Portfolio. The Historical Summary is not intended to be a complete presentation of the revenues and expenses of the Original Florida MOB Portfolio for the nine months ended September 30, 2010 and for the year ended December 31, 2009.  The combined statements of revenues and certain operating expenses exclude depreciation and amortization, which may not be comparable to the proposed future operations of the Original Florida MOB Portfolio.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates

The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

In preparing the accompanying financial statements, we evaluated events and transactions that occurred subsequent to September 30, 2010, through the date that the accompanying consolidated financial statements were available to be issued on December 22, 2010.

Revenue Recognition

The operations of the Original Florida MOB Portfolio consist of rental revenue earned from its tenants under lease agreements which provide for minimum rent payments.  The tenant leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire term of the lease.  Straight-line adjustments decreased rent by approximately $21,000 and increased rent by approximately $12,000 for the nine month period ended September 30, 2010 and the year ended December 31, 2009, respectively.

Tenant reimbursement and other income consist of recovery of property taxes, insurance, and certain other basic operating costs.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations, and replacements are capitalized.

Original Florida MOB Portfolio

Notes to the Combined Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

3.  LEASES

The aggregate annual minimum cash payments to be received on the non-cancelable operating leases in effect as of December 31, 2009 for the Original Florida MOB Portfolio are as follows:

Year Ending December 31,	Amount
2010	$6,343
2011	4,402
2012	2,492
2013	1,595
2014	629
Thereafter	286
$15,747

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases exclusive of operating expense recoveries.

Ground Leases

In connection with the purchase of the Original Florida MOB Portfolio, we entered into a ground lease for each of the eight properties in the Original Florida MOB Portfolio.  Each ground lease is for a term of 50 years, with a 25-year extension option.  The annual payment for each ground lease increases by 10% every five years.  For each of the first five years of the ground leases, our required minimum annual payment for the cumulative ground leases is approximately $293,000.

4.  CONCENTRATIONS AND COMMITMENTS

None of the individual tenants represented more than 10% of the rental income of the Original Florida MOB Portfolio for the year ended December 31, 2009.

* * * * * *

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Behringer Harvard Opportunity REIT II, Inc.

Addison, Texas

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Gardens Medical Pavilion, a medical office building located in Palm Beach Gardens, Florida (the “Property”) for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Behringer Harvard Opportunity REIT II, Inc.) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Historical Summary of the Property for the year ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 22, 2010

Gardens Medical Pavilion

Statement of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

(in thousands)

	Nine Months Ended September 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues
Rental revenue	$1,400	$1,867
Tenant reimbursement and other income	722	979
Total revenues	2,122	2,846

Certain Operating Expenses
Property operating expenses	333	540
Property taxes	275	366
Management fees	101	135
General and administrative expenses	39	53
Total certain operating expenses	748	1,094

Revenues in excess of certain operating expenses	$1,374	$1,752

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Gardens Medical Pavilion

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

1.  ORGANIZATION AND BASIS OF PRESENTATION

On October 20, 2010, Behringer Harvard Opportunity REIT II, Inc., through BH-AW Florida MOB Venture, LLC, a joint venture with two unaffiliated third parties in which Behringer Harvard Opportunity REIT II, Inc., owns a 90% interest, acquired an approximate 80% interest in an entity that owned a medical office building known as the Gardens Medical Pavilion (“Gardens Medical Pavilion”) located in Palm Beach Gardens, Florida when the 80% interest in the entity was contributed to the joint venture, along with $322,000, as the unaffiliated third parties’ contribution to the venture.  The Gardens Medical Pavilion has an appraised value of approximately $23.5 million. The Gardens Medical Pavilion was completed in 1995, contains approximately 75,000 rentable square feet (unaudited), and is approximately 90% leased.

Prior to the acquisition of the Gardens Medical Pavilion, on October 8, 2010, Behringer Harvard Opportunity REIT II, Inc. through its then wholly owned subsidiary BH-AW Florida MOB Venture, LLC, acquired the Original Florida MOB Portfolio, which contains eight buildings, the rights to the ground lease related to the portfolio of buildings, and fee simple title to certain excess land related to the portfolio buildings, all located in South Florida.

The statements of revenues and certain operating expenses (the “Historical Summary”) has been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations be included with certain filings with the SEC. The Historical Summary includes the historical revenues and certain operating expenses of the Gardens Medical Pavilion, exclusive of items which may not be comparable to the proposed future operations of the Gardens Medical Pavilion.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates

The preparation of the statements of revenues and certain operating expenses, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period. Actual results may differ from those estimates.

In preparing the accompanying financial statements, we evaluated events and transactions that occurred subsequent to September 30, 2010, through the date that the accompanying consolidated financial statements were available to be issued on December 22, 2010.

Revenue Recognition

The operations of the Gardens Medical Pavilion consist of rental revenue earned from its tenants under lease agreements which provide for minimum rent payments.  The tenant leases have been accounted for as operating leases. Rental revenue is recognized by amortizing the aggregate lease payments on a straight-line basis over the entire term of the lease.  Straight-line adjustments increased rent by approximately $41,000 and approximately $107,000, for the nine month period ended September 30, 2010 and the year ended December 31, 2009, respectively.

Tenant reimbursement and other income consist of recovery of property taxes, insurance, and certain other basic operating costs.  Recoveries are recognized as revenue in the period the applicable costs are incurred.

Gardens Medical Pavilion

Notes to the Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2010 (unaudited)

and for the Year Ended December 31, 2009

Repairs and Maintenance

Repairs and maintenance costs are expensed as incurred, while significant improvements, renovations, and replacements are capitalized.

3.  LEASES

The aggregate annual minimum cash payments to be received on the non-cancelable operating leases in effect as of December 31, 2009 are as follows:

Year Ending December 31,	Amount
2010	$1,850
2011	1,744
2012	1,689
2013	1,601
2014	897
Thereafter	863
$8,644

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases exclusive of operating expense recoveries.

4.  CONCENTRATIONS AND COMMITMENTS

The following presents rental income from tenants who individually represent more than 10% of the rental income of Gardens Medical Pavilion for the year ended December 31, 2009:

Name	Percent of Rental Revenue
Palm Beach Orthopedics	25%
Palm Beach Cancer Institute Foundation	32%
University of Miami	17%

* * * * * *

Behringer Harvard Opportunity REIT II, Inc.

Unaudited Pro Forma Consolidated Financial Information

On October 8, 2010, Behringer Harvard Opportunity REIT II, Inc. through its wholly owned subsidiary BH-AW Florida MOB Venture, LLC, (the “Florida MOB Joint Venture”) acquired a portfolio of eight medical office buildings, the rights to the ground lease related to the portfolio of buildings, and fee simple title to certain excess land related to the portfolio buildings, all located in South Florida (“the Original Florida MOB Portfolio”).  The Original Florida MOB Portfolio contains an aggregate of more than 618,000 square feet and the excess land totals approximately 7.8 acres.  The contract purchase price for the Original Florida MOB Portfolio was $47.1 million, excluding closing costs.

On October 20, 2010, as contemplated pursuant to the terms of the limited liability company agreement of the Florida MOB Joint Venture, two wholly owned subsidiaries of an unaffiliated entity, Applefield Waxman Capital, Inc. (the “AW Entities”) contributed cash in the amount of approximately $322,000 and an approximate 80% interest in an entity (the “GMP Owner”) that owns a ninth medical office building known as the Gardens Medical Pavilion located in Palm Beach Gardens, Florida, to the Florida MOB Joint Venture.  The Gardens Medical Pavilion has an appraised value of approximately $23.5 million. Concurrently with the capital contributions by the AW Entities, we made an additional capital contribution to the Florida MOB Joint Venture resulting in the interest of the Florida MOB Joint Venture by us in the GMP Owner to be approximately 88.7%.  In addition, we made a $35 million bridge loan to the Florida MOB Joint Venture.  Both the contributions and the bridge loan were used to pay off the existing indebtedness related to the Gardens Medical Pavilion and to fund working capital and renovation expenses.  Upon the AW Entities’ capital contribution and their admittance to the Florida MOB Joint Venture the AW Entities hold a 10% interest in the Florida MOB Joint Venture and we hold the remaining 90% interest in the Florida MOB Joint Venture.

On December 20, 2010, Gardens Medical Pavilion, LLC, a subsidiary of the Florida MOB Joint Venture, entered into a loan agreement with a financial institution to borrow $15 million.  The loan matures in December, 2017.  This loan requires monthly payments of principal and interest, amortized over 25 years.  The remaining principal balance and any accrued and unpaid interest are due at maturity.  The loan bears interest at a rate of 4.9% per annum.  The proceeds of this loan will be used to partially repay the $35 million bridge loan that we extended to the Florida MOB Joint Venture.

With the addition of Gardens Medical Pavilion to the Original Florida MOB Portfolio, the “Florida MOB Portfolio” contains an aggregate of approximately 694,000 rentable square feet plus an additional 7.8 acres of land in which we acquired a fee simple interest.  As of September 30, 2010, the Florida MOB Portfolio was approximately 79% leased to 224 tenants.  The weighted-average remaining lease term for the tenants was approximately 2.2 years. In our opinion, all material adjustments necessary to reflect the effects of the above transaction have been made.

We have made the following acquisitions since January 1, 2010:

			OP REIT II
Property Name	Date of Acquisition	Total Purchase Price(1)	Ownership Interest
Palms of Monterrey	May 10, 2010	$25.4 Million	90%
Holstenplatz	June 30, 2010	$12.5 Million	100%
Inland Empire Distribution Center (formerly El Cajon Distribution Center)(2)	August 10, 2010	$50.3 Million	16%
Archibald Business Center	August 27, 2010	$9.5 Million	80%
Parrot’s Landing	September 17, 2010	$42 Million	90%
Florida MOB Portfolio	October 8, 2010	$47.1 Million	90%
Gardens Medical Pavilion	October 20, 2010	$23.5 Million	90%
Kauai Coconut Beach Hotel	October 20, 2010	$38 Million	80%
Interchange Business Center	November 23, 2010	$30 Million	80%

(1) Purchase price is presented before closing costs for the acquired property and does not reflect any adjustments for ownership interest percentage.

(2) We purchased a 16% interest in Inland Empire Distribution Center (formerly El Cajon Distribution Center) and have determined that we exercise significant influence over, but do not control this entity. Therefore, we do not consolidate this entity and account for it under the equity method of accounting.

The following unaudited pro forma consolidated balance sheet as of September 30, 2010 is presented as if we acquired the Florida MOB Portfolio on September 30, 2010.  Palms of Monterrey, Holstenplatz, Archibald Business Center, and Parrot’s Landing were acquired prior to September 30, 2010.  Therefore, no adjustments were made to the unaudited pro forma consolidated balance sheet.  The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2010 and for the year ended December 31, 2009 are presented as if we had acquired the Palms of Monterrey, Holstenplatz, Archibald Business Center, Parrot’s Landing, and the Florida MOB Portfolio on January 1, 2009.

On October 20, 2010, the Company acquired the Kauai Coconut Beach Hotel, a hotel property located on the island of Kauai in Hawaii.  The financial statements of the Kauai Coconut Beach Hotel are required to be filed on or before January 5, 2011.  As a result, no adjustments have been included in the unaudited pro forma statement of operations related to the Kauai Coconut Beach Hotel.

On November 23, 2010, the Company acquired Interchange Business Center, a four-building industrial property located in San Bernardino, California.  The financial statements of Interchange Business Center are required to be filed on or before February 9, 2011.  As a result, no adjustments have been included in the unaudited pro forma statement of operations related to Interchange Business Center.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in our quarterly report on Form 10-Q for the nine months ended September 30, 2010 and our annual report on Form 10-K for the year ended December 31, 2009 and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Balance Sheet (Unaudited)

(in thousands, except shares)

	September 30, 2010	Pro Forma
	as Reported	Adjustments		Pro Forma
	(a)	(b)		September 30, 2010

Assets
Real Estate
Land and land improvements, net	$34,430	$6,279		$40,709
Buildings, net	91,141	57,825		148,966
Total real estate	125,571	64,104		189,675
Real estate loans receivable, net	25,211	—		25,211
Total real estate and real estate-related investments, net	150,782	64,104		214,886

Cash and cash equivalents	92,173	(49,313)		42,860
Restricted cash	1,657	—		1,657
Accounts receivable, net	708	—		708
Interest receivable-real estate loans receivable	1,645	—		1,645
Prepaid expenses and other assets	2,176	507	(c)	2,683
Investment in unconsolidated joint venture	4,485	—		4,485
Furniture, fixtures and equipment, net	1,770	—		1,770
Acquisition deposits	2,222	(150	)(c)	2,072
Lease intangibles, net	4,602	7,790		12,392
Total assets	$262,220	$22,938		$285,158

Liabilities and Equity
Notes payable	$79,039	$15,000	(c)	$94,039
Accounts payable	366	—		366
Payables to related parties	1,178	150	(c)	1,328
Acquired below-market leases, net	999	1,326		2,325
Distributions payable	860	—		860
Accrued and other liabilities	3,653	—		3,653
Total liabilities	86,095	16,476		102,571

Commitments and contingencies

Equity
Preferred stock, $.0001 par value per share; 50,000,000 shares authorized, none outstanding	—	—		—
Convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 outstanding	—	—		—
Common stock, $.0001 par value per share; 350,000,000 shares authorized, 21,115,043 shares issued and outstanding	2	—		2
Additional paid-in capital	184,078	—		184,078
Accumulated distributions and net loss	(12,685)			(12,685)
Accumulated other comprehensive income	373	—		373
Total Behringer Harvard Opportunity REIT II, Inc. equity	171,768	—		171,768
Noncontrolling interest	4,357	6,462	(d)	10,819
Total equity	176,125	6,462		182,587
Total liabilities and equity	$262,220	$22,938		$285,158

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2010

(in thousands, except per share amounts)

	Nine Months Ended September 30, 2010 as Reported	Prior Acquisition Pro Forma Adjustments	Statements of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Nine Months Ended September 30,
	(a)	(b)	(c)	Adjustments		2010

Revenues
Rental revenue	$6,204	$7,418	$9,862	$53	(d)	$23,537
Interest income from real estate loans receivable	3,753	(775)	—	—		2,978
Total revenues	9,957	6,643	9,862	53		26,515

Expenses
Property operating expenses	2,016	2,041	4,395	351	(e)	8,803
Interest expense	1,399	1,579 (f)	—	549	(g)	3,527
Real estate taxes	663	964	1,400	—		3,027
Property management fees	196	299	234	(234	)(h)	939
				444	(i)
Asset management fees	683	488	—	529	(j)	1,700
General and administrative	1,562	739	133	—		2,434
Acquisition expense	4,581	—	—	—		4,581
Depreciation and amortization	3,235	1,947	—	4,036	(k)	9,218
Total expenses	14,335	8,057	6,162	5,675		34,229

Interest income, net	437	—	—	—		437
Gain on sale of investment	152					152
Bargain purchase gain	5,492	(5,492)	—	—		—
Other expense, net	(133)	—	—	—		(133)
Income (loss) before equity in losses of unconsolidated joint venture	1,570	(6,906)	3,700	(5,622)		(7,258)
Equity in losses of unconsolidated joint venture	(151)	—	—	—		(151)
Net income (loss)	1,419	(6,906)	3,700	(5,622)		(7,409)
Add: net (income) loss attributable to the noncontrolling interest	(388)	126	—	192	(l)	(70)
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$1,031	$(6,780)	$3,700	$(5,430)		$(7,479)

Weighted average shares outstanding:
Basic and diluted	18,369					18,369

Income per share:
Basic and diluted	$0.06					$(0.41)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Behringer Harvard Opportunity REIT II, Inc.

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2009

(in thousands, except per share amounts)

	Year Ended December 31, 2009 as Reported	Prior Acquisition Pro Forma Adjustments		Statements of Revenues and Certain Operating Expenses	Other Pro Forma		Pro Forma Year Ended December 31,
	(a)	(b)		(c)	Adjustments		2009

Revenues
Rental revenue	$5,484	$12,920		$12,829	$70	(d)	$31,303
Interest income from real estate loans receivable	891	—		—	—		891
Total revenues	6,375	12,920		12,829	70		32,194

Expenses
Property operating expenses	1,381	3,804		6,146	468	(e)	11,799
Interest expense	1,309	2,400	(f)	—	731	(g)	4,440
Real estate taxes	646	1,500		1,858	—		4,004
Property management fees	172	530		332	(332	)(h)	1,279
					577	(i)
Asset management fees	457	852		—	706	(j)	2,015
General and administrative	1,545	1,220		405	—		3,170
Depreciation and amortization	2,422	6,168		—	5,382	(k)	13,972
Total expenses	7,932	16,474		8,741	7,532		40,679

Interest income, net	484	—		—	—		484
Other income, net	—	5,492		—	—		5,492
Income (loss) before equity in losses of unconsolidated joint venture	(1,073)	1,938		4,088	(7,462)		(2,509)
Equity in losses of unconsolidated joint venture	(2)	—		—	—		(2)
Net income (loss)	(1,075)	1,938		4,088	(7,462)		(2,511)
Add: net (income) loss atttributable to the noncontrolling interest	9	(255)		—	337	(l)	91
Net income (loss) attributable to Behringer Harvard Opportunity REIT II, Inc.	$(1,066)	$1,683		$4,088	$(7,125)		$(2,420)

Weighted average shares outstanding:
Basic and diluted	10,592						10,592

Income (loss) per share:
Basic and diluted	$(0.10)						$(0.23)

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheets

a.                                       Reflects our historical balance sheet as of September 30, 2010.

b.                                      Reflects the acquisition of the Florida MOB Portfolio for total consideration of $70.6 million.  Of the total purchase price, $32.1 million was cash funded from proceeds from our ongoing initial public offering and $15 million was financed with a loan that a subsidiary of the joint venture obtained from a financial institution.  The remaining balance relates to the Gardens Medical Pavilion which has an appraised value of $23.5 million.  Gardens Medical Pavilion was contributed to our joint venture by our unaffiliated partner in the joint venture.  We have preliminarily allocated our purchase price to the assets and liabilities below and estimated the remaining useful lives of the tangible and intangible assets as follows (amounts in thousands):

Description	Allocation	Estimated Useful Life

Land	$5,365	—
Buildings	57,825	25 years
Land improvements	914	15 years
Lease intangibles, net	6,300	26 months
Acquired above-market leases	1,490	26 months
Acquired below-market leases	(1,326)	26 months
	$70,568

We have preliminarily allocated the purchase price to the above tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values in accordance with general accepted accounting principles as follows:

Upon the acquisition of real estate properties, we recognize the assets acquired, the liabilities assumed, and any noncontrolling interest as of the acquisition date, measured at their fair values.  The acquisition date is the date on which we obtain control of the real estate property. The assets acquired and liabilities assumed may consist of buildings, any assumed debt, identified intangible assets and asset retirement obligations.  Identified intangible assets generally consist of the above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships.  Goodwill is recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain is recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.  Acquisition-related costs are expensed in the period incurred.

Initial valuations are subject to change until our information is finalized, which is no later than twelve months from the acquisition dates.

The fair value of the tangible assets acquired, consisting of land and buildings, is determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings. Land values are derived from appraisals, and building values are calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  The value of the buildings is depreciated over the estimated useful life of 25 years using the straight-line method.

We determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to (a) the remaining non-cancelable lease term for above-market leases, or (b) the remaining non-cancelable lease term plus any fixed rate renewal option for below-market leases.  We record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The estimates of fair value of in-place leases include an estimate of carrying costs during the expected lease-up periods for the respective spaces, considering current market conditions. In estimating fair value of in-place leases, we consider items such as real estate taxes, insurance and other operating expenses, as well as lost rental revenue during the expected lease-up period and carrying costs that would have otherwise been incurred had the leases not been in place, including tenant improvements and commissions.  The estimates of the fair value of tenant relationships also include costs to execute similar leases.  We amortize the value of in-place leases to expense over the term of the respective leases.

c.             Reflects the acquisition related loan, entered into on December 20, 2010, in the amount of $15 million, along with associated deferred financing costs of $507,000, a payable to our advisor of $150,000 for fees the advisor paid associated with the loan and an adjustment of $150,000 from prepaid expenses in order to reflect a loan related deposit paid prior to September 30, 2010.

d.                                      Reflects the noncontrolling interest share of the allocated pro forma assets.

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010

a.                                       Reflects our historical operations for the nine months ended September 30, 2010.

b.                                      Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, and Parrot’s Landing, which was acquired on September 17, 2010, as if the properties had been acquired on January 1, 2009.

c.                                       Reflects the historical revenues and certain operating expenses of the Florida MOB Portfolio for the nine months ended September 30, 2010.

d.                                      Reflects the pro forma straight-line amortization of the above-market and below-market leases over the average remaining terms of the leases of approximately 2 years.

e.                                       Reflects the straight-line adjusted payments for the ground leases on each of the eight buildings in the Original Florida MOB Portfolio.

f.                                         Reflects the approximate amount of interest on acquisition related debt that would have been incurred for Palms of Monterrey, Holstenplatz, and Parrot’s Landing if these properties had been acquired on January 1, 2009.

g.                                      Reflects the approximate amount of interest on acquisition related debt that would have been incurred for the Florida MOB Portfolio if this portfolio had been acquired on January 1, 2009.

h.                                      Reflects the reversal of historical property management fees for the Florida MOB Portfolio.

i.                                          Reflects the property management fees associated with the current management of the Florida MOB Portfolio, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

j.                                          Reflects the inclusion of an asset management fee associated with the Florida MOB Portfolio, based on 1% of the asset basis.

k.                                       Reflects the depreciation and amortization of the Florida MOB Portfolio using the straight-line method over the estimated useful life of 25 years for buildings, 15 years for land improvements, and approximately 2 years for lease intangibles.

l.                                          Reflects the net loss attributable to the noncontrolling interest of the Florida MOB Portfolio.

Unaudited Pro Forma Consolidated Statement of Operations for the Year ended December 31, 2009

a.                                       Reflects our historical operations for the year ended December 31, 2009.

b.                                      Reflects the pro forma adjustments for the acquisition of Palms of Monterrey, which was acquired on May 10, 2010, Holstenplatz, which was acquired on June 30, 2010, Archibald Business Center, which was acquired on August 27, 2010, and Parrot’s Landing, which was acquired on September 17, 2010, as if the properties had been acquired on January 1, 2009.

c.                                       Reflects the historical revenues and certain operating expenses of the Florida MOB Portfolio for the year ended December 31, 2009.

d.                                      Reflects the pro forma straight-line amortization of the above-market and below-market leases over the average remaining terms of the leases of approximately 2 years.

e.                                       Reflects the straight-line adjusted payments for the ground leases on each of the eight buildings in the Original Florida MOB Portfolio.

f.                                         Reflects the approximate amount of interest on acquisition related debt that would have been incurred for Palms of Monterrey, Holstenplatz, and Parrot’s Landing if these properties had been acquired on January 1, 2009.

g.                                      Reflects the approximate amount of interest on acquisition related debt that would have been incurred for the Florida MOB Portfolio if this portfolio had been acquired on January 1, 2009.

h.                                      Reflects the reversal of historical property management fees for the Florida MOB Portfolio.

i.                                          Reflects the property management fees associated with the current management of the Florida MOB Portfolio, for a fee of 4.5% of annual gross revenues, as defined in the property management agreement.

j.                                          Reflects the inclusion of an asset management fee associated with the Florida MOB Portfolio, based on 1% of the asset basis.

k.                                       Reflects the depreciation and amortization of the Florida MOB Portfolio using the straight-line method over the estimated useful life of 25 years for buildings, 15 years for land improvements, and approximately 2 years for lease intangibles.

l.                                          Reflects the net loss attributable to the noncontrolling interest of the Florida MOB Portfolio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: December 22, 2010	By:	/s/ Kymberlyn Janney
Kymberlyn Janney
Chief Financial Officer